UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2009

PERRIGO COMPANY

(Exact name of registrant as specified in its charter)

MICHIGAN	0-19725	38-2799573
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Eastern Avenue, Allegan, Michigan	49010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (269) 673-8451

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors approved an amendment and restatement of the Restated Bylaws of Perrigo Company effective June 1, 2009. Article II, Section 10 was amended to clarify certain aspects of Perrigo Company’s advance notice provisions. These provisions (i) clarify that shareholders may only nominate directors or bring other business before an annual or special meeting in accordance with Article II, Section 10; (ii) clarify the difference between shareholder proposals submitted pursuant to the Restated Bylaws of Perrigo Company or pursuant to Rule 14a-8 of the Securities Exchange Act of 1934; and (iii) expand the information that a shareholder is required to provide regarding (a) the shareholder and any beneficial owner on whose behalf the nomination or business proposal is made (including information as to voting agreements and derivative or hedging positions), (b) director nominees, and (c) other business proposals.

The Restated Bylaws of Perrigo Company, as amended through June 1, 2009, are attached as Exhibit 3.1. The Restated Bylaws of Perrigo Company, as amended through June 1, 2009 (marked as amended), are attached as Exhibit 3.2.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Restated Bylaws of Perrigo Company, as amended through June 1, 2009.
3.2	Restated Bylaws of Perrigo Company, as amended through June 1, 2009 (marked as amended).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY (Registrant)

Date: June 1, 2009	By:	/s/ Todd Kingma
Todd W. Kingma
Executive Vice President,
Secretary and General Counsel

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Exhibit Index

3.1	Restated Bylaws of Perrigo Company, as amended through June 1, 2009.
3.2	Restated Bylaws of Perrigo Company, as amended through June 1, 2009 (marked as amended).

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